EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
4/27/2015	Purchase	$10.5536	[1]	64082
4/28/2015	Purchase	$10.4237	[2]	64832
4/29/2015	Purchase	$9.3445	[3]	104321
4/30/2015	Purchase	$9.3763	[4]	26546
5/1/2015	Purchase	$9.3651	[5]	45189
5/4/2015	Purchase	$9.4135	[6]	31615
5/5/2015	Purchase	$9.3791	[7]	20879
5/6/2015	Purchase	$9.4064	[8]	24864
5/7/2015	Purchase	$9.4454	[9]	26675
5/8/2015	Purchase	$9.5536	[10]	37863
5/11/2015	Purchase	$9.5278	[11]	26500
5/12/2015	Purchase	$9.4216	[12]	70550
5/13/2015	Purchase	$9.4911	[13]	24576
5/14/2015	Purchase	$9.6169	[14]	38478
5/15/2015	Purchase	$9.7755	[15]	17800
5/18/2015	Purchase	$9.9264	[16]	25584
5/19/2015	Purchase	$9.8548	[17]	15890
5/20/2015	Purchase	$9.8019	[18]	26613
5/21/2015	Purchase	$9.8043	[19]	21600
5/22/2015	Purchase	$9.7921	[20]	19054

1 This transaction was executed in multiple trades at prices ranging from $10.37 - 10.75.

2 This transaction was executed in multiple trades at prices ranging from $10.31 – 10.48.

3 This transaction was executed in multiple trades at prices ranging from $8.98 – 9.42.

4 This transaction was executed in multiple trades at prices ranging from $9.28 – 9.40.

5 This transaction was executed in multiple trades at prices ranging from $9.30 – 9.45.

6 This transaction was executed in multiple trades at prices ranging from $9.34 – 9.52.

7 This transaction was executed in multiple trades at prices ranging from $9.30 – 9.42.

8 This transaction was executed in multiple trades at prices ranging from $9.40 – 9.43.

9 This transaction was executed in multiple trades at prices ranging from $9.40 – 9.50.

10 This transaction was executed in multiple trades at prices ranging from $9.47 – 9.59.

11 This transaction was executed in multiple trades at prices ranging from $9.46 – 9.60.

12 This transaction was executed in multiple trades at prices ranging from $9.33 – 9.50.

13 This transaction was executed in multiple trades at prices ranging from $9.45 – 9.50.

14 This transaction was executed in multiple trades at prices ranging from $9.60 – 9.75.

15 This transaction was executed in multiple trades at prices ranging from $9.70 – 9.81.

16 This transaction was executed in multiple trades at prices ranging from $9.78 – 10.00.

17 This transaction was executed in multiple trades at prices ranging from $9.80 – 9.92.

18 This transaction was executed in multiple trades at prices ranging from $9.77 – 9.84.

19 This transaction was executed in multiple trades at prices ranging from $9.74 – 9.87.

20 This transaction was executed in multiple trades at prices ranging from $9.73 – 9.86.

5/26/2015	Purchase	$9.5469	[21]	15606
5/27/2015	Purchase	$9.5500		25280
5/28/2015	Purchase	$9.6376	[22]	35200
5/29/2015	Purchase	$9.6805	[23]	31900
6/1/2015	Purchase	$9.6922	[24]	14307
6/2/2015	Purchase	$9.5683	[25]	14200
6/3/2015	Purchase	$9.5746	[26]	31508
6/4/2015	Purchase	$9.6299	[27]	26172
6/5/2015	Purchase	$9.0266	[28]	125000
6/8/2015	Purchase	$9.2923	[29]	51065
6/9/2015	Purchase	$9.0116	[30]	56403
6/10/2015	Purchase	$8.9151	[31]	49191
6/11/2015	Purchase	$9.1586	[32]	14034
6/12/2015	Purchase	$9.1466	[33]	27726
6/15/2015	Purchase	$8.9928	[34]	25772
6/16/2015	Purchase	$9.0088	[35]	20785
6/17/2015	Purchase	$9.0107	[36]	23500
6/18/2015	Purchase	$9.0797	[37]	22400
6/19/2015	Purchase	$9.2861	[38]	50000
6/22/2015	Purchase	$9.3514	[39]	17000
6/23/2015	Purchase	$9.3379	[40]	14000

21 This transaction was executed in multiple trades at prices ranging from $9.53 – 9.57.

22 This transaction was executed in multiple trades at prices ranging from $9.59 – 9.69.

23 This transaction was executed in multiple trades at prices ranging from $9.52 – 9.73.

24 This transaction was executed in multiple trades at prices ranging from $9.60 – 9.70.

25 This transaction was executed in multiple trades at prices ranging from $9.40 – 9.69.

26 This transaction was executed in multiple trades at prices ranging from $9.43 – 9.60.

27 This transaction was executed in multiple trades at prices ranging from $9.54 – 9.65.

28 This transaction was executed in multiple trades at prices ranging from $8.7350 – 9.33.

29 This transaction was executed in multiple trades at prices ranging from $9.24 – 9.31.

30 This transaction was executed in multiple trades at prices ranging from $8.92 – 9.20.

31 This transaction was executed in multiple trades at prices ranging from $8.88 – 8.95.

32 This transaction was executed in multiple trades at prices ranging from $8.95 – 9.20.

33 This transaction was executed in multiple trades at prices ranging from $9.05 – 9.21.

34 This transaction was executed in multiple trades at prices ranging from $8.93 – 9.05.

35 This transaction was executed in multiple trades at prices ranging from $8.93 – 9.06.

36 This transaction was executed in multiple trades at prices ranging from $8.95 – 9.10.

37 This transaction was executed in multiple trades at prices ranging from $9.035 – 9.105.

38 This transaction was executed in multiple trades at prices ranging from $9.15 – 9.3499.

39 This transaction was executed in multiple trades at prices ranging from $9.33 – 9.39.

40 This transaction was executed in multiple trades at prices ranging from $9.33 – 9.35.